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                         DISTRIBUTION AND SERVICES AGREEMENT

                      This Agreement is made as of February 12, 1996, between Neuberger & Berman Equity Assets, a Delaware business trust ("Trust"), and Neuberger & Berman Management Incorporated, a New York corporation ("Distributor").

              WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end, diversified management investment company and has the power to establish several separate series of shares ("Series"), with each Series having its own assets and investment policies;

              WHEREAS, the Trust desires to retain the Distributor to furnish certain distribution, shareholder, and administrative services to each Series listed in Schedule A attached hereto, and to such other Series of the Trust hereinafter established as agreed to from time to time by the parties, evidenced by an addendum to Schedule A (hereinafter "Series" shall refer to each Series which is subject to this Agreement, and all agreements and actions described herein to be made or taken by a Series shall be made or taken by the Trust on behalf of the Series), and the Distributor is willing to furnish such services; and

              WHEREAS, the Trust has approved a plan pursuant to Rule 12b-1 under the 1940 Act ("Plan");

              NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

                      1.    The Trust  hereby appoints the  Distributor as agent
     to sell the shares of beneficial interest of each Series ("Shares") and the Distributor hereby accepts such appointment. All sales by the Distributor shall be expressly subject to acceptance by the Trust, acting on behalf of the Series. The Trust may suspend sales of the Shares of any one or more Series at any time, and may resume sales at any later time.

                      2. (a) The Distributor agrees that (i) all Shares sold by the Distributor shall be sold at the net asset value ("NAV") thereof as described in Section 3 hereof, and (ii) the Series shall receive 100% of such NAV.

                      (b) The Distributor may enter into agreements, in form and substance satisfactory to the Trust, with dealers selected by the Distributor, providing for the sale to such dealers and resale by such dealers of Shares at their NAV. The Distributor may compensate dealers for services they provide under such agreements.

                      3. The Trust agrees to supply to the Distributor, promptly after the time or times at which NAV is determined, on each day on which all or part of the New York Stock Exchange is open for unrestricted trading and on such other days as the Board of Trustees of the Trust ("Trustees") may from time to time determine (each such day being hereinafter called a "business day"), a statement of the NAV of each
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     Series, determined in the manner  set forth in the  then-current Prospectus
     and  Statement of  Additional  Information ("SAI")  of  each Series.   Each
     determination of NAV shall take effect as of such time or times on each business day as set forth in the then-current Prospectus of each Series.

                      4. Upon receipt by the Trust at its principal place of business of a written order from the Distributor, together with delivery instructions, the Trust shall, if it elects to accept such order, as promptly as  practicable, cause the  Shares purchased by  such order to  be delivered in such amounts and in such names as the Distributor shall specify, against payment therefor in such manner as may be acceptable to the Trust. The Trust may, in its discretion, refuse to accept any order for the purchase of Shares that the Distributor may tender to it.

                      5. (a) All sales literature and advertisements used by the Distributor in connection with sales of Shares shall be subject to approval by the Trust. The Trust authorizes the Distributor, in connection with the sale or arranging for the sale of Shares of any Series, to provide only such information and to make only such statements or representations as are contained in the Series's then-current Prospectus and SAI or in such financial and other statements furnished to the Distributor pursuant to the next paragraph or as may properly be included in sales literature or advertisements in accordance with the provisions of the Securities Act of 1933 ("1933 Act"), the 1940 Act and applicable rules of self-regulatory organizations. Neither the Trust nor any Series shall be responsible in any way for any information provided or statements or representations made by the Distributor or its representatives or agents other than the information, statements and representations described in the preceding sentence.

                      (b) Each Series shall keep the Distributor fully informed with regard to its affairs, shall furnish the Distributor with a certified copy of all of its financial statements and a signed copy of each report prepared for it by its independent auditors, and shall cooperate fully in the efforts of the Distributor to negotiate and sell Shares of such Series and in the Distributor's performance of all its duties under this Agreement.

                      6. The Distributor, as agent of each Series and for the account and risk of each Series, is authorized, subject to the direction of the Trust, to redeem outstanding Shares of such Series when properly tendered by shareholders pursuant to the redemption right granted to such Series' shareholders by the Trust Instrument of the Trust, as from time to time in effect, at a redemption price equal to the NAV per Share of such Series next determined after proper tender and acceptance. The Trust has delivered to the Distributor a copy of the Trust's Trust Instrument as currently in effect and agrees to deliver to the Distributor any amendments thereto promptly upon filing thereof with the Office of the Secretary of State of the State of Delaware.

                      7.    The Distributor shall  assume and  pay or  reimburse
     each Series  for the  following  expenses of  such Series:   (i)  costs  of

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     printing  and distributing reports,  prospectuses and  SAIs for  other than existing shareholders used in connection with the sale or offering of the Series' Shares; (ii) costs of preparing, printing and distributing all advertising and sales literature relating to such Series printed at the instruction of the Distributor; and (iii) counsel fees and expenses in
     connection with  the foregoing.    The Distributor  shall pay  all its  own
     costs and expenses connected with the sale of Shares and may pay the compensation and expenses, including overhead and telephone and other communication expenses, of organizations and employees that engage in or support the distribution of Shares.

                      8. Each Series shall maintain a currently effective Registration Statement on Form N-1A with respect to such Series and shall file with the Securities and Exchange Commission ("SEC") such reports and other documents as may be required under the 1933 Act and the 1940 Act or by the rules and regulations of the SEC thereunder.

                      Each Series represents and warrants that the Registration Statement, post-effective amendments, Prospectus and SAI (excluding statements relating to the Distributor and the services it provides that are based upon written information furnished by the Distributor expressly for inclusion therein) of such Series shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that all statements or information furnished to the Distributor, pursuant to Section 5(b) hereof, shall be true and correct in all material respects.

                      9. In addition to the foregoing, the Distributor agrees to provide or obtain certain administrative and shareholder services for the Series. Such services shall include, but are not limited to, administering periodic investment and periodic withdrawal programs; researching and providing historical account activity information for shareholders requesting it; preparing and mailing account and confirmation statements to account holders; preparing and mailing tax forms to account holders; serving as custodian for retirement plans investing in the
     Series; dealing appropriately with abandoned accounts; collating and reporting the number of Shares attributable to each state for blue sky registration and reporting purposes; identifying and reporting transactions exempt from blue sky registration requirements; and providing and maintaining ongoing shareholder services for the duration of the shareholders' investment in each Series, which may include updates on performance, total return, other related statistical information, and a continual analysis of the suitability of the investment in each Series. The Distributor may subcontract to third parties some or all of its responsibilities to the Series under this paragraph. The Distributor may pay compensation and expenses, including overhead and telephone and other communication expenses, to organizations and employees who provide such services.

                      10. As compensation for the distribution, shareholder and administrative services provided under this Agreement, the Distributor

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     shall receive from each Series  a fee at the  rate and under the terms  and conditions  set forth in the  Plan adopted by the  Series, as such Plan may
     be  amended   from  time  to  time.    In   addition  to  the  expenditures
     specifically authorized herein, the Distributor may spend such amounts as it deems appropriate for any purpose consistent with the Plan, as amended from time to time.

                      11. The Distributor shall prepare, at least quarterly, reports for the Trustees showing expenditures under this Agreement and the purposes for which such expenditures were made. Such reports shall be in a format suitable to ensure compliance with the applicable requirements of the SEC and the National Association of Securities Dealers.

                      12. (a) This Agreement shall become effective on the date hereof and shall remain in full force and effect until February 12, 1997 and may be continued from year to year thereafter; PROVIDED, that such continuance shall be specifically approved each year by the Trustees or by a majority of the outstanding voting securities of the Series, and in either case, also by a majority of the Trustees who are not interested persons of the Trust or the Distributor ("Disinterested Trustees") and by a majority of those Disinterested Trustees who have no direct or indirect financial interest in the Plan or this Agreement ("Rule 12b-1 Trustees"). This Agreement may be amended as to any Series with the approval of the Trustees or of a majority of the outstanding voting securities of such Series; PROVIDED, that in either case, such amendment also shall be approved by a majority of the Disinterested Trustees and the Rule 12b-1 Trustees.

                               (b)   Either party may  terminate this  Agreement
     without the payment of any penalty, upon not more than sixty days' nor less than thirty days' written notice delivered personally or mailed by registered mail, postage prepaid, to the other party; PROVIDED, that in the case of termination by any Series, such action shall have been authorized (i) by resolution of the Trustees, (ii) by a majority of the outstanding voting securities of such Series or (iii) by a majority of the Disinterested Trustees or the Rule 12b-1 Trustees.

                               (c)  This Agreement shall automatically terminate
     if it is assigned by the Distributor.

                               (d)   Any question of interpretation  of any term
     or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the 1940 Act. Specifically, the terms "interested persons," "assignment" and "vote of a majority of the outstanding voting securities," as used in this Agreement, shall have the meanings assigned to them by Section 2(a) of the 1940 Act. In addition, when the effect of a requirement of the 1940 Act reflected in any

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     provision  of this Agreement is modified, interpreted or relaxed by a rule, regulation or order of the SEC, whether of special or of general application, such provision shall be deemed to incorporate the effect of
     such rule, regulation or  order.   The Trust and  the Distributor may  from
     time to time agree on such provisions interpreting or clarifying the provisions of this Agreement as, in their joint opinion, are consistent with the general tenor of this Agreement and with the specific provisions
     of this  Section 12(d).   Any such interpretations  or clarifications shall
     be in writing signed by the parties and annexed hereto, but no such interpretation or clarification shall be effective if in contravention of
     any  applicable  federal  or  state   law  or  regulations,  and   no  such
     interpretation or clarification shall be deemed to be an amendment of this Agreement.

                               No term  or provision of this  Agreement shall be
     construed to require the Distributor to provide distribution, shareholder, or administrative services to any series of the Trust other than the Series, or to require any Series to pay any compensation or expenses that are properly allocable, in a manner approved by the Trustees, to a series of the Trust other than such Series.

                               (e)  This Agreement is made and to be principally
     performed in the State of New York, and except insofar as the 1940 Act or other federal laws and regulations may be controlling, this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York.

                               (f)   This Agreement is made  by the Trust solely
     with respect to the Series, and the obligations created hereby with respect to one Series bind only assets belonging to that Series and are not binding on any other series of the Trust.

                      13. The Distributor or one of its affiliates may from time to time deem it desirable to offer to the list of shareholders of each Series the shares of other mutual funds for which it acts as Distributor, including other series of the Trust or other products or services; however, any such use of the list of shareholders of any Series shall be made subject to such terms and conditions, if any, as shall be approved by a majority of the Disinterested Trustees.

                      14. The Distributor shall look only to the assets of a Series for the performance of this Agreement by the Trust on behalf of such Series, and neither the shareholders, the Trustees nor any of the Trust's officers, employees or agents, whether past, present or future, shall be personally liable therefor.








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                      IN WITNESS  WHEREOF, the parties  hereto have caused  this instrument to be duly executed by their duly authorized officers and under their respective seals.


                                                NEUBERGER & BERMAN
                                                EQUITY ASSETS



     Attest:                                    By: -------------------------


     ------------------------                   Title: ----------------------
     Secretary



                                                NEUBERGER & BERMAN
                                                MANAGEMENT INCORPORATED



     Attest:                                    By: -------------------------



     -----------------------                    Title: ----------------------
     Secretary
























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